AMENDED AND RESTATED GUARANTY


     This Guaranty is executed and delivered on March 31, 1997, by undersigned ("Guarantor") to Comerica Bank, a Michigan banking corporation of Detroit, Michigan, in its capacity as agent ("Agent") for the Banks under that certain Sixth Amended and Restated Credit Agreement of even date herewith between Republic Automotive Parts, Inc. ("Borrower"), Agent and the Banks ("Loan Agreement").

     WHEREAS, Borrower desires to enter into the Agreement and become obligated to Agent and the Banks thereunder, for the payment of one or more Liabilities, as defined below, from time to time, though it may not be continuously, and/or to obtain letters of credit and/or other credit accommodations from Agent and the Banks from time to time ("Borrower" wherever used herein shall include any partnership, firm, corporation, or other organization or entity succeeding in whole or substantial part whether immediately or otherwise to the business and/or property with or without the liabilities of the above named Borrower); and

     WHEREAS, Guarantor desires to see the success of, and/or receives direct and/or indirect benefits from the Borrower as subsidiary of Borrower and otherwise.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, and to induce Agent and the Banks to enter into banking transactions with or otherwise make credit accommodations in favor of the Borrower the GUARANTOR HEREBY UNCONDITIONALLY AND ABSOLUTELY GUARANTEES TO AGENT AND THE BANKS the prompt payment when due, whether at maturity or on any accelerated or extended payment date or otherwise, of any and all Liabilities, until such Liabilities are fully paid and satisfied as to principal, interest and other sums due and payable thereunder. "Liabilities" shall mean all indebtedness for borrowed money and all other monetary obligations of Borrower to Agent or the Banks incurred under or in connection with the Loan Agreement or the Documents (as defined therein), present or future, direct or indirect, absolute or contingent, joint or several, now or hereafter existing or arising, due or to become due, howsoever arising or evidenced, including, but not limited to, any borrowings of Borrower evidenced by Borrower's promissory notes, obligations of Borrower under any reimbursement or letter of credit agreements, and obligations of Borrower on any note, draft or other instrument, whether or not negotiable in form, upon which Borrower is liable, in each case incurred or issued under or in connection with the Loan Agreement, whether or not such indebtedness or obligation is known to Guarantor now or at the time such indebtedness or obligation is incurred, and all amendments, renewals or extensions, in whole or in part, of any such indebtedness or obligations. Guarantor shall also pay, on demand, any and all expenses (including without limitation reasonable attorneys' fees) which may be incurred or paid by Agent or the Banks in preserving, protecting or enforcing any of its rights or remedies in connection with, or collecting against Guarantor under, this Guaranty ("Collection Costs").

     Guarantor further agrees as follows:

     1. Absolute and Unconditional Obligation. This Guaranty is a guaranty of payment and not of collection. The obligation of the Guarantor under this Guaranty (the "Obligation") shall be absolute and primary, and complete and binding as to each Guarantor and subject to no condition whatever, precedent or otherwise, irrespective of the validity, regularity or enforceability of any of the Liabilities, the absence of any action to enforce the same, any waiver or consent with respect thereto, or any failure or delay in the enforcement thereof. Notice of acceptance hereof or action in reliance hereon shall not be required. Neither Agent nor the Banks shall be under any obligation to give Guarantor notice of Borrower's incurring future Liabilities or amendments, renewals or extensions of any Liabilities, or any other fact or matter pertaining to Borrower. Nor shall the Obligation be affected by the bankruptcy, insolvency, incompetence or death, or any change in ownership or control, of the Borrower, or of any other party. The Obligation shall be independent of and in addition to any similar obligation or other liability of the Guarantor to Agent or any or all of the Banks.

     2. Waiver. Guarantor waives presentment, demand, protest, notice of protest or dishonor, diligence in collecting the Liabilities, any requirement first to proceed against the Borrower or against any guarantor or other party, or to exhaust any security for the performance of any of the Liabilities. Any collateral or other security of Borrower or any other party or any guaranty or other obligation of any party which Agent or the Banks now or subsequently hold may be released or otherwise dealt with by Agent and the Banks in all respects as though this Guaranty were not in existence and the Obligation shall be in no way affected thereby, Guarantor hereby waiving and foregoing all rights in respect of any action, or failure to act, regarding such collateral or other security.

     3. Continuing Obligation. The Obligation shall be continuing and, irrespective of any statute of limitations otherwise applicable, shall cover all Liabilities incurred by Borrower before any revocation of this Guaranty becomes effective as provided below (and shall also include Liabilities of the Borrower incurred after such revocation pursuant to any agreement to lend, whether optional or obligatory, existing at the date of revocation), and as to any Liabilities so incurred, shall continue until the same are fully paid and satisfied. The bankruptcy or insolvency of any Guarantor or revocation by any Guarantor shall not affect the Obligation of any others, but such others shall continue to be liable for the Liabilities (including future Liabilities) as though such bankrupt, insolvent or revoking party had not been a party hereto. Agent and the Banks may (but shall not be obligated to do so), file a claim under this Guaranty in any such bankruptcy or insolvency proceeding, provided that the continuance of the Obligation in accordance with this Guaranty shall not be affected thereby.

     4. Subrogation. Guarantor expressly postpones any claim for reimbursement, contribution, indemnity, or subrogation which the Guarantor may have against the Borrower by reason of payment by the Guarantor of any of the Liabilities until such time as the Liabilities have been finally and irrevocably paid in full. In the event of the liquidation, reorganization or bankruptcy of Borrower (whether voluntary or involuntary) or in the event that Borrower shall make an arrangement or composition with its creditors or become subject to any receivership or other insolvency proceedings, Agent and the Banks shall be entitled to receive all dividends or other payments with respect to the Liabilities until its claims have been paid in full, and Guarantor shall continue to be liable to Agent and the Banks to the extent provided herein for any balance of the Liabilities which may be owing. If any amount shall be paid to or received by Guarantor on account of any subrogation rights arising at any time when all Liabilities shall not have been paid and discharged in full, such amount shall be held in trust by Guarantor for the benefit of Agent and the Banks and shall forthwith be paid to Agent to be credited and applied against the Obligation.

     5. Continued Effectiveness or Reinstatement. Notwithstanding any prior revocation, termination or discharge hereof, the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event that (a) any payment received or credit given by Agent or any Bank in respect of the Liabilities is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty shall thereafter be enforceable against Guarantor as if such returned, disgorged or rescinded payment or credit had not been received or given, and whether or not Agent or any Bank relied upon such payment or credit or changed its position as a consequence thereof; or (b) any liability is imposed, or sought to be imposed, against Agent or any Bank relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property mortgaged to Agent or any Bank by the Borrower, Guarantor or any other party as collateral (in whole or in part) for any of the Liabilities, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after an acquisition by Agent or Banks of any such property, by foreclosure and in lieu of foreclosure or otherwise, due to the wrongful act or omission of Agent or the Banks), in which case this Guaranty shall thereafter be enforceable against Guarantor to the extent of all liability, costs and expenses (including reasonable attorneys' fees) incurred by Agent or the Banks as the direct or indirect result of any such environmental condition or hazardous or toxic substances. For purposes of this Guaranty, "environmental condition" includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air; and "hazardous or toxic substances" shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise: regulated by any such authority.

     6. General. This Guaranty amends, restates and replaces in its entirety all guaranty agreements previously executed and delivered by Guarantor to Comerica Bank with respect to the liabilities of Borrower and may not be amended except by express written instrument executed by Guarantor and Agent on behalf of the Banks, and no waiver by any party shall be effective unless given in writing by such party. The rights and remedies provided for in this Guaranty are cumulative, and nothing herein shall limit any right or remedy granted Agent or the Banks by other instrument or by law. If any term or provision of this Guaranty or its application to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law. Captions have been used in this Guaranty for convenience of reference only, and shall not be given substantive effect. This Guaranty shall be governed by and construed in accordance with the laws of the State of Michigan.

     This Guaranty has been duly executed and delivered as of the date set forth above.


                              REPUBLIC AUTOMOTIVE PARTS SALES, INC.



                              By:_/s/_Donald_B._Hauk______________

                              Its:____Executive_V.P._and_CFO______



Accepted by:

COMERICA BANK, as Agent


By:  _/s/_Kristine_L._Anderson__

Its: _____Account_Officer_______